Scaling for Sustainable Growth Q2 2025 EARNINGS CONFERENCE CALL July 29, 2025

Q2 2025Herc Holdings Inc. NYSE: HRI 2 Herc Rentals Team and Agenda Agenda Safe Harbor Q2 2025 Overview Q2 Operations Review Q2 Financial Review 2025 Outlook Q&ALarry Silber President & Chief Executive Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Mark Humphrey Senior Vice President & Chief Financial Officer Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability

Q2 2025Herc Holdings Inc. NYSE: HRI 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, and the Private Securities Litigation Reform Act of 1995. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and there can be no assurance that our current expectations will be achieved. You should not place undue reliance on the forward-looking statements. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) the cyclical nature of our industry and our dependence on the levels of capital investment and maintenance expenditures by our customers; (2) the competitiveness of our industry, including the potential downward pricing pressures or the inability to increase prices; (3) our dependence on relationships with key suppliers; (4) our heavy reliance on communication networks, centralized information technology systems and third party technology and services and our ability to maintain, upgrade or replace our information technology systems; (5) our ability to respond adequately to changes in technology and customer demands; (6) our ability to attract and retain key management, sales and trades talent; (7) our rental fleet is subject to residual value risk upon disposition; (8) the impact of climate change and the legal and regulatory responses to such change; (9) our ability to execute our strategy to grow through strategic transactions;(10) our significant indebtedness; and (11) our ability to integrate the acquisition of H&E Equipment Services, Inc. into our business and our ability to realize the anticipated benefits of the transaction. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward- looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through, free cash flow and adjusted free cash flow. Additionally, certain results are presented excluding the Cinelease studio entertainment business. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

Q2 2025Herc Holdings Inc. NYSE: HRI 4 Second Quarter 2025 Overview Larry Silber President and Chief Executive Officer

H&E Acquisition Closed June 2, 2025


HercRentals
HQ: Bonita Springs, FL
HQ: Baton Rouge, LA

- **Successfully raised $4.4B in debt at 6.8% WACD, despite bond market volatility**
- **Extensive planning set stage for effective Day 1 integration launch**
  - **People**
    - Stabilized employee base
    - Remapped organizational structure
  - **Fleet**
    - Assessment completed
    - Initial dispositions planned through year end
    - Equipment sharing underway
  - **Processes**
    - Training for standardization
    - Communicated governance policies
  - **Technology**
    - Phased approach to cutovers through Q3 25
    - Initial cutover successfully completed in July
    - ERP, Pricing, Go-to-Market, HR, CRM, ProControl™

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2025 | 5

Q2 2025: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:

- Grow the Core
- Expand Specialty
- Elevate Technology
- Allocate Capital
- Execute at Highest Level

Optimize branch network for fleet / operating efficiencies at scale
- Completed acquisition of H&E Equipment Services; integration of 162 branches underway
- Opened 8 previously planned greenfield locations

Enhance fleet mix
- Focused on specialty fleet to support mega projects, cross-selling and end-market expansion

Support customers' efficiency goals through data and telematics
- Advanced our industry leading digital capabilities: ProControl by Herc Rentals™

Prioritize Capital and Invest Responsibly
- Continued disciplined investments in fleet
- Declared regular dividend

Lead through continuous improvement with E3OS
- Standardized processes
- Committed to superior customer experiences

EASY
E3OS
Business Operating System
EFFICIENT
EXPERT

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2025 6

Q2 2025Herc Holdings Inc. NYSE: HRI 7 Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

Q2 2025Herc Holdings Inc. NYSE: HRI 8 Focusing on Safety Continuing focus on Perfect Days • Q2 25 all branches reported > 96% Perfect Days • Perfect Days are those with no: • OSHA reportable incidents • At-fault moving vehicle accidents • DOT violations Total TTM Recordable Incident Rate is 0.92 — favorable to industry standard of 1.0 Proven safety record is a must-have for customers Herc's Safety Program is integrated into all acquisitions

Q2 2025Herc Holdings Inc. NYSE: HRI 9 Delivering Growth and Resiliency through Diversification Q2 Local vs. National Revenue Mix 47% 53% NationalQ2 Revenue by Customer1 37% 25% 17%14% 7% Local Commercial Facilities Contractors Infrastructure & Government Other Industrial • Local growth restricted by interest rate environment ◦ Infrastructure, government and MRO help offset moderating commercial sector • National account revenue benefiting from general growth and mega project activity ◦ Growth from mix of existing projects ramping up and new projects launching in 2025 ◦ Project pipeline remains strong; supported by private- and federal-funding opportunities • Long-term, balanced target of 60% local / 40% national accounts 1. Refer to 10-K for description of industries related to each customer classification.

Q2 2025Herc Holdings Inc. NYSE: HRI 10 Optimizing Fleet Mix and Lifecycle Performance 1. Original equipment cost based on ARA guidelines. 2. End fleet as of June 30, 2025, includes Cinelease $167 $344 $366 $200 $74 $314 2024 2025 Q1 Q2 Q3 Q4 Fleet Expenditures at OEC1 $ in millions $150 $139 $199 $235$234 $253 2024 2025 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions 18% 26% 14% 22% 20% • Focus on fleet efficiency: ◦ Disciplined expenditures for rotation, mega projects, specialty equipment ◦ Dispositions increase sequentially and YoY to align utilization • Q2 25 disposals generated proceeds of ~44% of OEC ◦ Average age of fleet disposals in the quarter of 85 months • Average fleet age of 46 months at June 30, 2025 $9.9 billion at OEC1,2 Fleet Composition Specialty Aerial Earthmoving Material Handling Other

Q2 2025Herc Holdings Inc. NYSE: HRI 11 Continued Strength in Key End Markets 1.Source: IIR as of June 2025 2.Source: Dodge Analytics U.S. as of June 2025 3.Source: Dodge Analytics U.S. as of June 2025; mega project defined as total dollar value exceeding $250 million Industrial Spending1 $317 $326 $308 $314 $345 $454 $513 $527 $531 $533 $525 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions Non-Residential Starts2 $298 $314 $261 $305 $442 $419 $448 $478 $495 $522 $553 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Infrastructure Starts2 $191 $212 $194 $209 $257 $303 $327 $360 $373 $384 $379 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions — — — — — — — — — — — — — — — — — — Mega Project Starts3 $288 $293 $601 23 24 25E $ in billions

Capitalizing on Growth Trends Across Diverse Customer and Project Base

Contractors (37%)

- Electrical
- General Contractors
- Mechanical
- Remediation & Environmental
- Residential
- ***Restoration***
- ***Specialty Contractors***

Industrial (25%)

- Agriculture
- Chemical Processing
- Industrial Manufacturing
- Metals & Minerals
- Oil & Gas Production
- Oil & Gas Pipeline
- Oil & Gas Refineries
- Pharmaceutical
- Power
- Pulp. Paper & Wood
- Shipbuilding/Yards
- ***Aerospace***
- ***Alternative***
- ***Automotive/EV***
- ***Energy/ Renewables***
- ***Food & Beverage***

Infrastructure & Gov. Direct (17%)

- Airports
- Bridge
- Federal Government
- Local & State Government
- Military Base
- Prisons
- Railroad & Mass Transportation
- Streets, Road & Highway
- Sewer & Waste Disposal
- Water Supply & Distribution
- ***Utilities***

Commercial Facilities (14%)

- Banks
- Casinos
- Hospitality (hotel & motel)
- Parking Garages
- Religious Building
- Retail Facilities
- ***Commercial Warehousing***
- ***Education***
- ***Facility Maintenance***
- ***Healthcare***
- ***Data Centers***

Other (7%)

- Sporting Events
- TV, Film & Radio
- ***Live Events***

Herc Rentals is Well Positioned with Current Trending Opportunities

Chip Plants | **Data Centers** | **Renewables** | **EV/Battery** | **Utilities** | **Healthcare** | **Infrastructure** | **LNG Plant**

Pipeline of new construction and maintenance projects offers wide spectrum of growth opportunities

New verticals since 2016 in **bold**.

HercRentals® Herc Holdings Inc. NYSE: HRI

Q2 2025 | 12

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

Q2 2025Herc Holdings Inc. NYSE: HRI 14 Q2 2025 Financial Results * NM - Not Meaningful 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 20 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended June 30, Six Months Ended June 30, $ in millions, except per share data 2025 2024 2025 vs 2024 % Change 2025 2024 2025 vs 2024 % Change Equipment Rental Revenue $870 $765 13.7% $1,609 $1,484 8.4% Total Revenues $1,002 $848 18.2% $1,863 $1,652 12.8% Net Income (Loss) $(35) $70 (150.0)% $(53) $135 (139.3)% Earnings (Loss) Per Diluted Share $(1.17) $2.46 (147.6)% $(1.82) $4.75 (138.3)% Adjusted Net Income1 $56 $74 (24.3)% $93 $141 (34.0)% Adjusted Earnings Per Diluted Share1 $1.87 $2.60 (28.1)% $3.17 $4.96 (36.1)% Adjusted EBITDA1 $406 $360 12.8% $745 $699 6.6% Adjusted EBITDA Margin1 40.5% 42.5% (200) bps 40.0% 42.3% (230) bps REBITDA1,2 $379 $336 12.8% $686 $649 5.7% REBITDA Margin1,2 43.1% 43.5% (40) bps 42.2% 43.3% (110) bps REBITDA YoY Flow-Through1,2 40.6% 21.9% NM* 29.6% 36.4% NM* Average Fleet3 (YoY) 20.6% 7.7% 15.0% 8.9% Dollar Utilization3 38.3% 41.0% (270) bps 38.0% 40.4% (240) bps

Q2 2025Herc Holdings Inc. NYSE: HRI 15 Equipment Rental Revenue Contribution Q2 25 Equipment rental revenue +14% as reported; Pro forma1 -2% YoY • Cinelease Q2 25 decline in rental revenue reflects continued entertainment industry softness • Q2 25 Equipment rental revenue contribution from ongoing business: ◦ Herc legacy branches +4% YoY, excluding Cinelease ▪ Local market growth in government, infrastructure, MRO ▪ Continued strength in national account and mega project activity ◦ H&E legacy branches -14.1% YoY ▪ Dis-synergies pulled forward pre-close ▪ Over-indexed to local market weakness Q3 25 will be combined reporting • Systems, fleet and branches integrated • Legacy rollup data will no longer be available 1. Pro forma includes the results of Herc, excluding Cinelease, plus the standalone, pre-acquisition of H&E for the three months ended June 30, 2025 and 2024. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 20

Q2 2025Herc Holdings Inc. NYSE: HRI 16 Q2 2025 Financial Results Excluding Cinelease Studio Entertainment1 * NM - Not Meaningful 1. Results excluding the Cinelease studio entertainment business is referred to as "core" business. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 20 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended June 30, Six Months Ended June 30, $ in millions 2025 2024 2025 vs 2024 % Change 2025 2024 2025 vs 2024 % Change Core Equipment Rental Revenue $854 $739 15.6% $1,578 $1,429 10.4% Core Total Revenues $984 $819 20.1% $1,828 $1,593 14.8% Core Net Income (Loss) $1 $66 (98.5)% ($17) $124 (113.7)% Core Adjusted EBITDA $405 $352 15.1% $743 $681 9.1% Core Adjusted EBITDA Margin 41.2% 43.0% (180) bps 40.6% 42.7% (210) bps Core REBITDA2 $378 $330 14.5% $685 $634 8.0% Core REBITDA Margin2 43.9% 44.2% (30) bps 43.1% 43.9% (80) bps Core REBITDA YoY Flow-Through2 41.7% 14.5% NM* 34.5% 30.6% 390 bps Core Average Fleet3 (YoY) 21.6% 8.2% 15.8% 9.7% Core Dollar Utilization3 39.1% 41.6% (250) bps 38.8% 40.9% (210) bps

Q2 2025Herc Holdings Inc. NYSE: HRI 17 Disciplined Capital Management 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 20 Maturities As of June 30, 2025 $ in millions $1,200 $800 $1,650 $1,100 $2,389 $750 $357 2025 2026 2027 2028 2029 2030 2031 2032 2033 $78 Finance Leases 2025-2044 2027 Senior Unsecured Notes AR Facility1 2029 Senior Unsecured Notes ABL Credit Facility Ample liquidity2 of $1.6 billion provides financial flexibility Net leverage3 of 3.8x Adjusted free cash flow3 of $270 million for first half 2025 Quarterly dividend of $0.70 per share, paid on June 13, 2025 Maintained Credit Ratings Moody's CFR Ba2; S&P BB Completed Acquisition Financing; Total Debt now at $8.3 billion at Weighted Average Interest Rate of 6.3% 2033 Senior Unsecured Notes 2030 Senior Unsecured Notes Term Loan Facility

Q2 2025Herc Holdings Inc. NYSE: HRI 18 2025 Outlook (Excluding Cinelease) Key Assumptions: • Accelerated impact of acquisition dis-synergies created lower revenue base • Incremental gross capex for specialty equipment to support cross-sell synergies • OEC dispositions of $1.1B to $1.2B to optimize fleet • Adjusted free cash flow1 of $400M to $500M, includes benefits from the One Big Beautiful Bill Act Metric Updated 2025 Guidance Equipment Rental Revenue $3.7 billion to $3.9 billion Adjusted EBITDA $1.8 billion to $1.9 billion Net Rental Equipment Expenditures $400 million to $600 million Gross Capex $900 million to $1.1 billion 1. Adjusted free cash flow removes the impact of cash paid for transaction expenses. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 20

Q2 2025Herc Holdings Inc. NYSE: HRI 19 Purpose, Vision, Mission and Values Purpose: We equip our customers and communities to build a brighter future

Appendix

Q2 2025Herc Holdings Inc. NYSE: HRI 21 Glossary of Terms Commonly Use in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines.

Q2 2025Herc Holdings Inc. NYSE: HRI 22 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA—EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through—Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment—On slides 24 and 25, each metric has been adjusted to exclude the studio entertainment business due to the intent to sell that business and provides the operating performance of the remaining business.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net income (loss)	**$ (35)**	**$ 70**	**($53)**	**$135**
Income tax provision (benefit)	(11)	23	(1)	39
Interest expense, net	86	63	148	124
Depreciation of rental equipment	195	165	367	325
Non-rental depreciation and amortization	45	30	78	59
EBITDA	**280**	**351**	**539**	**682**
Non-cash stock-based compensation charges	5	4	11	9
Transaction related costs	73	3	147	6
Loss on assets held for sale	49	—	49	—
Other	(1)	2	(1)	2
Adjusted EBITDA	**406**	**360**	**745**	**699**
Less: Gain (loss) on sales of rental equipment	20	20	49	43
Less: Gain (loss) on sales of new equipment, parts and supplies	7	4	10	7
Rental Adjusted EBITDA (REBITDA)	**$ 379**	**$ 336**	**$686**	**$649**
Total revenues	$ 1,002	$ 848	$1,863	$1,652
Less: Sales of rental equipment	106	65	211	134
Less: Sales of new equipment, parts and supplies	17	10	28	19
Equipment rental, service and other revenues	**$ 879**	**$ 773**	**$1,624**	**$1,499**
Total revenues	$ 1,002	$ 848	$1,863	$1,652
Adjusted EBITDA	$ 406	$ 360	$745	$699
Adjusted EBITDA Margin	**40.5 %**	**42.5 %**	**40.0 %**	**42.3 %**
Equipment rental, service and other revenues	$ 879	$ 773	$1,624	$1,499
REBITDA	$ 379	$ 336	$686	$649
REBITDA Margin	**43.1 %**	**43.5 %**	**42.2 %**	**43.3 %**
YOY Change in REBITDA	$ 43		$37	
YOY Change in Equipment rental, service and other revenues	$ 106		$125	
YOY REBITDA Flow-Through	**40.6 %**		**29.6 %**	

HercRentals®
Herc Holdings Inc. NYSE: HRI
Q2 2025 | 23

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Three Months Ended June 30,					
	2025			2024		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$ 870	$ 16	$ 854	$ 765	$ 26	$ 739
Total revenues	1,002	18	984	848	29	819
Total expenses	1,048	66	982	755	21	734
Income (loss) before income taxes	(46)	(48)	2	93	8	85
Income tax (provision) benefit	11	12	(1)	(23)	(4)	(19)
Net income (loss)	**$ (35)**	**$ (36)**	**$ 1**	**$ 70**	**$ 4**	**$ 66**
Income tax provision (benefit)	(11)	(12)	1	23	4	19
Interest expense, net	86	—	86	63	—	63
Depreciation of rental equipment	195	—	195	165	—	165
Non-rental depreciation and amortization	45	—	45	30	—	30
EBITDA	**280**	**(48)**	**328**	**351**	**8**	**343**
Non-cash stock-based compensation charges	5	—	5	4	—	4
Transaction related costs	73	1	72	3	—	3
Loss on assets held for sale	49	49	—	—	—	—
Other	(1)	(1)	—	2	—	2
Adjusted EBITDA	**406**	**1**	**405**	**360**	**8**	**352**
Less: Gain (loss) on sales of rental equipment	20	(1)	21	20	1	19
Less: Gain (loss) on sales of new equipment, parts and supplies	7	1	6	4	1	3
Rental Adjusted EBITDA (REBITDA)	**$ 379**	**$ 1**	**$ 378**	**$ 336**	**$ 6**	**$ 330**
Total revenues	$ 1,002	$ 18	$ 984	$ 848	$ 29	$ 819
Less: Sales of rental equipment	106	(1)	107	65	—	65
Less: Sales of new equipment, parts and supplies	17	1	16	10	2	8
Equipment rental, service and other revenues	**$ 879**	**$ 18**	**$ 861**	**$ 773**	**$ 27**	**$ 746**
Total revenues	$ 1,002	$ 18	$ 984	$ 848	$ 29	$ 819
Adjusted EBITDA	$ 406	$ 1	$ 405	$ 360	$ 8	$ 352
Adjusted EBITDA Margin	**40.5 %**	**5.6 %**	**41.2 %**	**42.5 %**	**27.6 %**	**43.0 %**
Equipment rental, service and other revenues	$ 879	$ 18	$ 861	$ 773	$ 27	$ 746
REBITDA	$ 379	$ 1	$ 378	$ 336	$ 6	$ 330
REBITDA Margin	**43.1 %**	**5.6 %**	**43.9 %**	**43.5 %**	**22.2 %**	**44.2 %**
YOY Change in REBITDA	$ 43	$ (5)	$ 48	$ 14	$ 6	$ 8
YOY Change in Equipment rental, service and other revenues	$ 106	$ (9)	$ 115	$ 64	$ 9	$ 55
YOY REBITDA Flow-Through	**40.6 %**	**55.6 %**	**41.7 %**	**21.9 %**	**66.7 %**	**14.5 %**

HercRentals®
Herc Holdings Inc. NYSE: HRI
Q2 2025 | 24

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Six Months Ended June 30,					
	2025			2024		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$ 1,609	$ 31	$ 1,578	$ 1,484	$ 55	$ 1,429
Total revenues	1,863	35	1,828	1,652	59	1,593
Total expenses	1,917	83	1,834	1,478	42	1,436
Income (loss) before income taxes	(54)	(48)	(6)	174	17	157
Income tax (provision) benefit	1	12	(11)	(39)	(6)	(33)
Net income (loss)	**$ (53)**	**$ (36)**	**$ (17)**	**$ 135**	**$ 11**	**$ 124**
Income tax provision (benefit)	(1)	(12)	11	39	6	33
Interest expense, net	148	—	148	124	—	124
Depreciation of rental equipment	367	—	367	325	—	325
Non-rental depreciation and amortization	78	—	78	59	—	59
EBITDA	**539**	**(48)**	**587**	**682**	**17**	**665**
Non-cash stock-based compensation charges	11	—	11	9	—	9
Transaction related costs	147	2	145	6	1	5
Loss on assets held for sale	49	49	—	—	—	—
Other	(1)	(1)	—	2	—	2
Adjusted EBITDA	**745**	**2**	**743**	**699**	**18**	**681**
Less: Gain (loss) on sales of rental equipment	49	—	49	43	1	42
Less: Gain (loss) on sales of new equipment, parts and supplies	10	1	9	7	2	5
Rental Adjusted EBITDA (REBITDA)	**$ 686**	**$ 1**	**$ 685**	**$ 649**	**$ 15**	**$ 634**
Total revenues	$ 1,863	$ 35	$ 1,828	$ 1,652	$ 59	$ 1,593
Less: Sales of rental equipment	211	—	211	134	—	134
Less: Sales of new equipment, parts and supplies	28	2	26	19	3	16
Equipment rental, service and other revenues	**$1,624**	**$33**	**$1,591**	**$1,499**	**$56**	**$1,443**
Total revenues	$ 1,863	$ 35	$ 1,828	$ 1,652	$ 59	$ 1,593
Adjusted EBITDA	$ 745	$ 2	$ 743	$ 699	$ 18	$ 681
Adjusted EBITDA Margin	**40.0 %**	**5.7 %**	**40.6 %**	**42.3 %**	**30.5 %**	**42.7 %**
Equipment rental, service and other revenues	$ 1,624	$ 33	$ 1,591	$ 1,499	$ 56	$ 1,443
REBITDA	$ 686	$ 1	$ 685	$ 649	$ 15	$ 634
REBITDA Margin	**42.2 %**	**3.0 %**	**43.1 %**	**43.3 %**	**26.8 %**	**43.9 %**
YOY Change in REBITDA	$ 37	$ (14)	$ 51	$ 47	$ 13	$ 34
YOY Change in Equipment rental, service and other revenues	$ 125	$ (23)	$ 148	$ 129	$ 18	$ 111
YOY REBITDA Flow-Through	**29.6 %**	**60.9 %**	**34.5 %**	**36.4 %**	**72.2 %**	**30.6 %**

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2025 | 25

Pro forma Equipment Rental Revenue and Total Revenues Reconciliation

The reconciliations below include (i) the results of Herc, excluding Cinelease, plus the standalone, pre-acquisition results of H&E, (ii) the standalone results of Herc, excluding Studio and H&E and (iii) the standalone results of H&E for the three months ended June 30, 2025 and 2024. Management believes this information is useful to both management and investors as it provides equipment rental revenue and total revenue on a comparative basis as if Herc and H&E had completed the acquisition at the beginning of the second quarter as well as standalone results for comparison and analysis.

Herc (excluding Studio) including H&E

	Three Months Ended June 30,						
	2025			2024			
$ in millions	Herc, excl Studio	H&E	Pro Forma	Herc, excl Studio	H&E	Pro Forma	2025 vs 2024 % Change
Equipment rental revenue	$ 854	$ 181	$ 1,035	$ 739	$ 312	$ 1,051	(2)%
Total revenues	984	217	1,201	819	377	1,196	— %

Herc, excluding Studio and H&E

	Three Months Ended June 30,						
	2025			2024			
$ in millions	Herc, excl Studio	Excluding H&E	Herc, excl H&E & Studio	Herc, excl Studio	Excluding H&E	Herc, excl H&E & Studio	2025 vs 2024 % Change
Equipment rental revenue	$ 854	$ 87	$ 767	$ 739	$ —	$ 739	4 %
Total revenues	984	100	884	819	—	819	8 %

H&E Standalone

	Three Months Ended June 30,		
	2025	2024	
$ in millions	H&E	H&E	2025 vs 2024 % Change
Equipment rental revenue	$ 268	$ 312	(14)%
Total revenues	317	377	(16)%

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2025 | 26

REBITDA Margin and Flow-Through Quarterly Trend

$ in millions	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q1 2025	Q2 2025
Net income (loss)	**$ 65**	**$ 70**	**$ 122**	**$ (46)**	**$ 211**	**$ (18)**	**$ (35)**
Income tax provision (benefit)	16	23	38	3	80	10	(11)
Interest expense, net	61	63	69	67	260	62	86
Depreciation of rental equipment	160	165	174	180	679	172	195
Non-rental depreciation and amortization	29	30	33	35	127	33	45
EBITDA	**331**	**351**	**436**	**239**	**1,357**	**259**	**280**
Non-cash stock-based compensation charges	5	4	7	1	17	6	5
Transaction related costs	3	3	3	2	11	74	73
Loss on assets held for sale	—	—	—	194	194	—	49
Other	—	2	—	2	4	—	(1)
Adjusted EBITDA	**339**	**360**	**446**	**438**	**1,583**	**339**	**406**
Less: Gain (loss) on sales of rental equipment	23	20	15	29	87	29	20
Less: Gain (loss) on sales of new equipment, parts and supplies	3	4	3	3	13	3	7
Rental Adjusted EBITDA (REBITDA)	**$ 313**	**$ 336**	**$ 428**	**$ 406**	**$ 1,483**	**$ 307**	**$ 379**
Total revenues	$ 804	$ 848	$ 965	$ 951	$ 3,568	$ 861	$ 1,002
Less: Sales of rental equipment	69	65	81	96	311	105	106
Less: Sales of new equipment, parts and supplies	9	10	9	9	37	11	17
Equipment rental, service and other revenues	**$ 726**	**$ 773**	**$ 875**	**$ 846**	**$ 3,220**	**$ 745**	**$ 879**
REBITDA Margin	**43.1 %**	**43.5 %**	**48.9 %**	**48.0 %**	**46.1 %**	**41.2 %**	**43.1 %**
YOY REBITDA Flow-Through	**50.8 %**	**21.9 %**	**46.1 %**	**47.8 %**	**42.9 %**	**(31.6)%**	**40.6 %**

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2025 27

Q2 2025Herc Holdings Inc. NYSE: HRI 28 REBITDA Margin and Flow-Through Annual Trend $ in millions 2020 2021 2022 2023 2024 Net income $ 74 $ 224 $ 330 $ 347 $ 211 Income tax provision 20 67 104 100 80 Interest expense, net 93 86 122 224 260 Depreciation of rental equipment 403 420 536 643 679 Non-rental depreciation and amortization 63 68 95 112 127 EBITDA 653 865 1,187 1,426 1,357 Non-cash stock-based compensation charges 16 23 27 18 17 Restructuring 1 — — — — Impairment 15 3 3 — — Transaction related costs — 4 7 8 11 Loss on assets held for sale / disposal of business 3 — — — 194 Other 1 — 3 — 4 Adjusted EBITDA 689 895 1,227 1,452 1,583 Less: Gain (loss) on sales of rental equipment (5) 19 36 94 87 Less: Gain (loss) on sales of new equipment, parts and supplies 8 10 15 13 13 Rental Adjusted EBITDA (REBITDA) $ 686 $ 866 $ 1,176 $ 1,345 $ 1,483 Total revenues $ 1,780 $ 2,073 $ 2,740 $ 3,282 $ 3,568 Less: Sales of rental equipment 198 113 125 346 311 Less: Sales of new equipment, parts and supplies 28 31 36 38 37 Equipment rental, service and other revenues $ 1,554 $ 1,929 $ 2,579 $ 2,898 $ 3,220 REBITDA Margin 44.2% 44.8% 45.7% 46.4% 46.1 % YOY REBITDA Flow-Through 27.9% 47.5% 48.1% 53.0% 42.9%

Q2 2025Herc Holdings Inc. NYSE: HRI 29 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Three Months Ended June 30, Six Months Ended June 30, $ in millions 2025 2024 2025 2024 Net income (loss) $ (35) $ 70 ($53) $135 Transaction related costs 73 3 147 6 Loss on assets held for sale 49 — 49 — Other(1) (1) 2 (1) 2 Tax impact of adjustments(1) (30) (1) (49) (2) Adjusted net income $ 56 $ 74 $93 $141 Diluted common shares 30.0 28.5 29.3 28.4 Adjusted earnings per diluted share $ 1.87 $ 2.60 $3.17 $4.96 Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), transaction related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) The tax rate applied for adjustments is 25.0% in the three and six months ended June 30, 2025 and 25.5% in the three and six months ended June 30, 2024 and reflects the statutory rates in the applicable entities.

Q2 2025Herc Holdings Inc. NYSE: HRI 30 Calculation of Net Leverage Ratio $ in millions Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Long-Term Debt, Net $ 3,753 $ 3,864 $ 4,163 $ 4,069 $ 4,026 $ 8,251 (Plus) Current maturities of long-term debt 15 15 15 17 17 23 (Plus) Unamortized debt issuance costs and debt discount 5 13 13 12 11 50 (Less) Cash and Cash Equivalents (63) (70) (142) (83) (48) (53) Net Debt $ 3,710 $ 3,822 $ 4,049 $ 4,015 $ 4,006 $ 8,271 Trailing Twelve-Month Adjusted EBITDA(1) 1,483 1,491 1,527 1,583 1,583 2,200 Net Leverage 2.5 x 2.6 x 2.7 x 2.5 x 2.5 x 3.8 x Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. (1) Trailing Twelve-Month Adjusted EBITDA for Q2 2025 includes the historical results of Herc and H&E combined for the entire period.

Q2 2025Herc Holdings Inc. NYSE: HRI 31 Reconciliation of Free Cash Flow Six Months Ended June 30, Year Ended December 31, $ in millions 2025 2024 2024 2023 2022 Net cash provided by operating activities $ 412 $ 558 $ 1,225 $ 1,086 $ 917 Rental equipment expenditures (421) (468) (1,048) (1,320) (1,168) Proceeds from disposal of rental equipment 183 125 288 325 121 Net Fleet Capital Expenditures (238) (343) (760) (995) (1,047) Non-rental capital expenditures (80) (71) (161) (156) (104) Proceeds from disposal of property and equipment 9 4 10 15 7 Other — — — (15) (23) Free Cash Flow 103 148 314 (65) (250) Acquisitions, net of cash acquired (4,251) (290) (600) (430) (515) (Increase) decrease in Net Debt, excluding financing activities $ (4,148) $ (142) $ (286) $ (495) $ (765) Free Cash Flow $ 103 Cash paid for transaction related costs 167 Adjusted Free Cash Flow $ 270 Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free Cash Flow and Adjusted Free Cash Flow—Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Adjusted free cash flow removes the impact on operating activities of cash paid for transaction costs. Free cash flow and adjusted free cash flow are used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

Q2 2025Herc Holdings Inc. NYSE: HRI 32 Historical Fleet at OEC1 $ in millions FY 2020 FY 2021 FY 2022 FY 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Q1 2025 Q2 2025 Beginning Balance $ 3,822 $ 3,589 $ 4,381 $ 5,637 $ 6,328 $ 6,416 $ 6,714 $ 7,088 $ 6,328 $ 7,044 $ 6,879 Expenditures 348 725 1,218 1,218 167 344 366 200 1,077 74 314 Disposals (552) (281) (322) (813) (150) (139) (199) (235) (723) (234) (253) Acquisitions 28 346 395 303 76 100 200 19 395 — 2,893 Foreign Currency / Other (57) 2 (35) (17) (5) (7) 7 (28) (33) (5) 25 Ending Balance $ 3,589 $ 4,381 $ 5,637 $ 6,328 $ 6,416 $ 6,714 $ 7,088 $ 7,044 $ 7,044 $ 6,879 $ 9,858 Proceeds as a percent of OEC 37.0% 41.8% 44.4% 44.2% 49.5% 47.9% 42.4% 42.4% 44.9% 44.8% 43.5% 1. Original equipment cost based on ARA guidelines.

Q2 2025Herc Holdings Inc. NYSE: HRI 33 For additional information, please contact: Leslie Hunziker SVP Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675